Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of Vitamin Blue, Inc. of our report dated May 26, 2011, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP
Salt Lake City, Utah
November 8, 2011